Exhibit 99.5


                                [GRAPHIC OMITTED]
                            LYDIAN TRUST COMPANY [TM]



Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, CA 93065
Attn: Amy Hamlin

        Re: Officer's Certificate (BV MBS 2005-1)


To Whom It May Concern:

     The undersigned officer of Lydian Private Bank (the "Bank") hereby certifies in connection with the Bank's servicing of certain mortgage loans on behalf of the addressee that:

     (i) a review of the activities of the Bank during the 2005 calendar year and of its performance under the applicable mortgage loan servicing agreement has been made under my supervision; and

     (ii) to the best of my knowledge, based on such review, the Bank has fulfilled all of its obligations under the applicable mortgage loan servicing agreement throughout the 2005 calendar year.



                                    LYDIAN PRIVATE BANK



                                    By:  /s/ Grace M. Dahl
                                        ----------------------------
                                        Name: Grace M. Dahl
                                        Title: Senior Vice President
                                        Certified this 21st day of March, 2006



                 180 Royal Palm Way, Palm Beach, Florida 55400
                 Telephone 561.514.4900 Facsimile 561.514.4913